Introduction - Eddie

Hello everyone and thank you for joining us today. On the call today are Mr. Shulin Liu, Chairman and CEO of Yanglin Soybean, and Mr. Bode Xu, CFO of Yanglin Soybean.

I hope all of you have had the opportunity to review our third quarter 2008 financial press release.

Before we get started, I would like to remind everyone that this conference call might contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Yanglin’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. These risks are detailed in Yanglin’s filings with the SEC. The information set forth herein should be read in light of such risks. Yanglin assumes no obligation to update the information contained in this press release or filings.

At this point, I would like to turn the call over to Mr. Shulin Liu who will deliver the opening remarks and then Mr. Bode Xu who will review Yanglin’s business model and financials for the third quarter. After our prepared remarks, we will take your phone calls.

Opening Remarks - (with translation, paragraph by paragraph)

女士们，先生们，早上好。欢迎参加阳霖大豆的第三季度的电话会议。今天我先来简单介绍我们的行业近况，然后我们的财务总监会讲述我们第三季度的业绩，和第四季度的展望。最后，我们将回答各位的问题。

Good morning and welcome to our third quarter 2008 earnings conference call. On the call today, I will give you a brief update on the progress we are making to become one of China's top soybean companies. Our CFO, Mr. Bode Xu, will provide you with a review of our financial performance for the quarter and will also discuss the outlook for the remainder of 2008. Afterward, we will open the call for your questions.

第三季度通常是我们行业的淡季，但是我们的增长势头毫无放慢。我们非常高兴地向我们的股东们和投资人们汇报第三季度的财务业绩。我们第 三季的强劲表现，受益于强大的市场需求和我们的扩大的产量，我们的三大类产品的销售都大大超出我们的预计。我们的品牌效应在加强，我们的分销渠道在不断的拓广到新的市场和地域。

I am very pleased to report a strong third quarter 2008 financial results, all of the product lines performed above our expectations. Even though third quarter usually represents the trough for our business, the results reflect the continued strong demand for our soybean products and value-added products, and our increased production volume. Our brand recognition continues to improve and our distribution channels are expanding into new untapped markets in China.

我们的财务状况持续强劲势头，我们的资金冲足，不断地维持正现金流。我们的实力不断壮大，而我们的很多竞争对手们，由于资金不足，难以形成规模。

Our financial position continues to be strong. With the cash on our balance sheet and our consistent cash flow generation, we are in the position of strength at a time when other smaller companies are in need of access to capital to gain scale.

中国政府的4万亿元刺激经济计划正当其时，显示了政府刺激内需和复兴农村经济的决心。近日中国央行的官员也表示，农业将是该方案投资的一个关键领域，因 此对于大豆加工产业的发展也有很好的推动效果。结合中国对于大豆产品的需求一直强劲的事实，阳霖的前途无限远大。

The recent 586 billion dollars stimulus package by the Chinese government came just in time, showing the government’s determination to boost domestic demand and revive rural china’s economy. And a few days ago officials from China’s central bank expressed that agriculture will be one key area of investment under this package, which also will put motivational effect on the development of soybean processing industry. This, combined with the ever-strong demand for soybean products on China’s market, offers great potentials for Yanglin’s future.

谢谢。现在我让徐总来详细介绍我们第三季度的业绩。

Thank you. I will now turn the call over to Bode.

Financial Review - Bode

Thank you, Mr. Liu. I will now review our financial results for the quarter and the progress that we are making at Yanglin.

During the third quarter we generated a sales revenue of $48.7 million, an increase of 112% year-over-year compared to $23.0 million for the three months ended September 30, 2007. Revenues for soybean meal, soybean oil and salad oil continue to experience significant year-over-year growth at 156.4%, 46% and 86.7%, respectively.

In the third quarter of 2008, sales of soybean meal, soybean oil and salad oil were $32.5 million, $11.2 million, and $5.0 million, accounting for 66.7%, 23% and 10.3% of total revenue, respectively.

Gross profit for 2008 third quarter was $3.4 million, as compared to $1.5 million for the same quarter last year, reflecting a 126% year-over-year increase.

Gross margin, as a percent of total revenue, was 7.1% for the third quarter of 2008. This percentage compares favorably to the gross margin of 5.8% achieved in the second quarter of 2008 and the 6.6% in the year-ago quarter.

Gross margin for soybean meal increased to 8.1% in the third quarter of 2008 from 4.4% in the year-ago quarter in 2007. Gross margin for soybean oil was 3.9% the same quarter this year from 8.9% third quarter in 2007. Gross margin of salad oil was 7.6% in this quarter of 2008 from 10.3% during the third quarter in 2007. The reason for the lower gross margins in soybean oil and salad oil was mainly the higher raw material costs (soybean) and delayed and unmatched price hike on these products. However, during the third quarter, we have successfully increased our soybean meal price and passed out the effect of the higher costs to the customers. We continue to improve our product mix and focus on higher margin product sales.

Total operating expenses for the three months ended September 30, 2008 increased to $567,739, from $245,420 in the same period last year. Selling expenses for 2008 third quarter were $ 61,756 as compared to $ 29,386 in the 2007 third quarter. General and administrative expenses for the 2008 third quarter were $505,983, as compared to $216,034 in the year-ago quarter. The increase of G&A expenses was mainly related to increased compliance costs associated with a US publicly listed company and the Sarbanes-Oxley Act compliance project with Ernst & Young. The SOX 404 project is progressing well and we expect to finish it by the end of the year. Total SG&A expenses accounted for 1.2% of total revenue in 2008 third quarter, as compared to 1.0% in the same period of 2007.

Interest expenses for the third quarter of 2008 amounted to $195,075, compared with $57,064 for the three months ended September 30, 2007. The increase was primarily attributable to additional short-term bank borrowings with a higher interest rate.

Our net income for the third quarter of 2008 totaled $2.70 million, or $0.07 per diluted share, compared to net income of $1.23 million, or $0.06 per diluted share in the same period one year ago. As noted in our last quarter’s financial results, the disparity between the growth in net income and that of the diluted EPS is because of the large increase in the weighted average number of common stocks for the purpose of calculating EPS on fully diluted basis. The greater number of shares outstanding was caused by the issuance of a large number of preferred stocks and warrants in the financing closed in October 2007.

As a key leading enterprise in the agriculture industry recognized by the Chinese government, we continue to enjoy a tax holiday for the remainder of 2008. As the new calendar year approaches, a review process is required to determine the Company’s tax-exempt status. The current corporate income tax rate in China is 25%. As a leading soybean product processor in China and because soybean product market is highly protected by Chinese government, Yanglin expects to continue to receive this favorable tax treatment from the government.

The Company's balance sheet at September 30, 2008 included cash and cash equivalents of $20.1 million, compared with $9.2 million at December 31, 2007. Due to the nature of our business, the receivables and payables are typically minimal. Total short-term loan was reduced from $12.3 million on December 31st, 2007 to $4.4 million on September 30th, 2008. The Company has net working capital of $31.8 million versus $20.2 million at December 31, 2007. Total shareholders' equity increased to $70.8 million as compared to $54.7 million on December 31, 2007.

As we are selling mostly on cash basis with ignorable accounts receivables, and customers usually pay in advance to secure supply from us, our cash flow status has always been healthy. In the third quarter, net cash provided by operating activities reached $19.8 million.

Business Outlook

I would now spend a few minutes discussing our business outlook for the remainder of 2008. Given the strong performance of the first nine months of 2008, we are on track to exceed our full year revenue guidance US$240 million and net income guidance US$14 million.

These targets are based on the Company's current views on the operating and market conditions, which are subject to change. We will provide our 2009 guidance when we report our full year 2008 results.

Once again, we thank you for your interest and support for Yanglin Soybean. Mr. Liu and I will be happy to take your questions.

Q/As - Eddie

At this time, we would like to begin our Q&A portion from the listening audience. Operator?